UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 27, 2009
A.C. Moore Arts & Crafts, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-23157	22-3527763

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 A.C. Moore Drive, Berlin, NJ	08009

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (856) 768-4930
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 3.02 Unregistered Sales of Equity Securities.
On May 27, 2009, A.C. Moore Arts & Crafts, Inc. (the “Company”) completed a $10.0 million private placement. The Company will use the proceeds for general working capital purposes.
The Company and Glenhill Special Opportunities Master Fund LLC, an affiliate of Glenhill Capital Management, LLC (the “Investor”), a shareholder of the Company prior to this transaction, entered into a Securities Purchase Agreement (the “Purchase Agreement”) and a Registration Rights Agreement (the “Registration Rights Agreement”) on May 27, 2009 (the “closing date”). The material terms of each of these Agreements are described below.
The Purchase Agreement provided for the purchase by the Investor of 4,000,000 shares of the Company’s common stock priced at $2.50 per share (the “purchased shares”). The Purchase Agreement contains terms, conditions, representations and warranties customary for this type of transaction. For two years from the closing date, the Investor has the right to participate in any issuance by the Company up to an amount equal to the Investor’s pro rata percentage holdings of the Company’s total outstanding common stock on the same terms, conditions and prices provided for in any such issuance. The Company also agreed that, until the registration statement is declared effective (as described below), the Company will not issue or enter into any agreement to issue equity, other than pursuant to employee stock incentive programs. The Company issued the purchased shares upon reliance of exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.
Under the Registration Rights Agreement, the Company agreed to file a registration statement on Form S-3 with the Securities and Exchange Commission (the “SEC”) within 30 days from the closing date covering the resale of the shares purchased by the Investor in the private placement. If the registration statement is not declared effective by the SEC within 90 calendar days after filing or ceases to be effective for more than 60 consecutive calendar days or an aggregate of 90 calendar days in any 12-month period, then after each month of non-compliance the Company is required to issue to the Investor the number of shares of its common stock equal to 2.0% of the purchased shares (the “additional shares”) up to 6.0%. However, the additional shares together with the purchased shares may not exceed 19.99% of the Company’s issued and outstanding shares of common stock immediately prior to the closing.
This summary of the provisions of the Agreements is not intended to be complete and is qualified in its entirety by reference to Exhibits 10.1 and 10.2 attached to this Report, each of which are incorporated by reference into this Item 1.01.
Item 7.01 Regulation FD Disclosure.
On May 27, 2009, the Company issued a press release announcing the completion of the private placement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Securities Purchase Agreement dated May 27, 2009.

10.2	Registration Rights Agreement dated May 27, 2009.

99.1	Press release dated May 27, 2009.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A.C. MOORE ARTS & CRAFTS, INC.
Date: May 27, 2009	By:	/s/ Amy Rhoades
		Name:	Amy Rhoades
		Title:	Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Securities Purchase Agreement dated May 27, 2009.

10.2	Registration Rights Agreement dated May 27, 2009.

99.1	Press release dated May 27, 2009.